EXHIBIT 10.2(a)

EXECUTION COPY

CSGQ TRUST,

Issuer

CITIBANK, N.A.

Note Administrator

and

U.S. BANK NATIONAL ASSOCIATION

Indenture Trustee

SERIES 2002-A INDENTURE SUPPLEMENT, VARIABLE FUNDING NOTES

Dated as of June 25, 2002

i

EXHIBITS
EXHIBIT A	FORM OF NOTE

EXHIBIT B	FORM OF STATEMENT TO NOTEHOLDERS

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SERIES 2002-A INDENTURE SUPPLEMENT, dated as of June 25, 2002 (this “Indenture Supplement”), between CSGQ Trust, a business trust organized and existing under the laws of the State of Delaware (herein, the “Issuer” or the “Trust”), U.S. Bank National Association, a banking corporation organized and existing under the laws of the State of New York, not in its individual capacity, but solely as indenture trustee (herein, together with its successors in the trusts thereunder as provided in the Master Indenture referred to below, the “Indenture Trustee”) under the Master Indenture, dated as of June 25, 2002 (as amended to date, the “Indenture”) between the Issuer and the Indenture Trustee (the Indenture, together with this Indenture Supplement, the “Agreement”) and Citibank, N.A., a national association, as note administrator (herein, together with its successors in the trusts hereunder, called the “Note Administrator”).

Pursuant to Section 2.11 of the Indenture, the Transferor may direct the Issuer to issue one or more Series of Notes.  The Principal Terms of this Series are set forth in this Indenture Supplement to the Indenture.

ARTICLE I

CREATION OF THE SERIES 2002-A NOTES

Section 1.01.          Designation

(a)           There is hereby created and designated a Series of Notes to be issued pursuant to the Indenture and this Indenture Supplement to be known as “CSGQ Trust, Series 2002-A Variable Funding Notes” or the “Series 2002-A Notes.”  The Series 2002-A Notes shall be issued in a single class.  The Series 2002-A Notes shall be due and payable on the Final Maturity Date.  The Series 2002-A Notes shall be issued in minimum amounts of $1.00.

(b)           Series 2002-A shall be a Principal Sharing Series.  Series 2002-A shall not be subordinated to any other Series.

(c)           Notwithstanding section 3.07 of the Transfer and Servicing Agreement, the Issuer agrees, and each Purchaser and the Transferor will be deemed to agree, to treat the Series 2002-A Notes for federal, state and local income and franchise tax purposes as representing an equity interest in the assets of the Trust.

[END OF ARTICLE I]

ARTICLE II

DEFINITIONS

Section 2.01.          Definitions

(a) Whenever used in this Indenture Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and the masculine as well as the feminine and neuter genders of such terms.

“Allocable Finance Charge Collections” shall mean an amount equal to, with respect to any Monthly Period, the product of (i) the Floating Allocation Percentage and (ii) Collections of Finance Charge Receivables for such Monthly Period.

“Allocable Principal Collections” shall mean an amount equal to, with respect to any Monthly Period the product of (i) the Fixed Allocation Percentage and (ii) Collections of Principal Receivables for such Monthly Period.

“Available Finance Charge Collections” shall mean with respect to any Monthly Period an amount equal to the sum of (a) Allocable Finance Charge Collections for such Monthly Period plus (b) Reallocated Principal Collections for such Monthly Period.

“Available Principal Collections” shall mean, with respect to any Monthly Period, an amount equal to the sum of (a) the Allocable Principal Collections for such Monthly Period, (b) any Shared Principal Collections with respect to other Series that are allocated to Series 2002-A in accordance with Section 8.05 of the Indenture and Section 4.08 hereof and (c) any other amounts which pursuant to Section 4.05(a)(iii) and (iv) hereof are to be treated as Available Principal Collections with respect to the related Distribution Date.

“Clean-up Call” shall have the meaning specified in subsection 7.01(a).

“Closing Date” shall mean June 25, 2002.

“Distribution Date” shall mean July 17, 2002 and the seventeenth day of each calendar month thereafter, or if such seventeenth day is not a Business Day, the next succeeding Business Day.

“Final Maturity Date” shall mean the Distribution Date occurring in June 2012.

“Fixed Allocation Percentage” shall mean an amount equal to the percentage equivalent of a fraction, the numerator of which is either (a) with respect to any Monthly Period during a rapid amortization period with respect to the Issuer’s Series 2002-1 Notes, the Invested Amount as of the close of business on the last day of the Monthly Period preceding the commencement of the rapid amortization period with respect to the Issuer’s Series 2002-1 Notes or (b) with respect to all other Monthly Periods, the Invested Amount on the close of business on the last day of the prior Monthly Period and the denominator of which is the greater of (a) the aggregate amount of Principal Receivables and Finance Charge Receivables as of the close of business on the last day of the prior Monthly Period (or with respect to the first Monthly Period, the aggregate amount of Principal Receivables and Finance Charge Receivables as of the close of business on the Cut-Off Date) and (b) the sum of the numerators used to calculate the allocation percentages with respect to Principal Collections for all outstanding series on the date of determination.

“Floating Allocation Percentage” shall mean an amount equal to, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Invested Amount as of the last day of the immediately preceding Monthly Period (or with respect to the first Monthly Period, the initial Invested Amount) and the denominator of which is the greater of (a) the aggregate amount of Principal Receivables and Finance Charge Receivables as of the last day of the prior Monthly Period (or with respect to the first Monthly Period, the aggregate amount of Principal Receivables and Finance Charge Receivables as of the Cut-Off Date) and (b) the sum of the numerators used to calculate the Floating Allocation Percentage for all Series.

“Funding Event” shall mean the failure of the Purchaser to fund a Net Purchase Requirement under Section 4.02 herein and in the Note Purchase Agreement.

“Increase Amount” shall mean, on any Business Day and with respect to a Note, the amount remitted by the related Purchaser to fund an increase in the principal balance of such Note pursuant to Section 4.02(a).

“Increase Date” shall have the meaning specified in subsection 4.02(a) of this Indenture Supplement.

“Initial Invested Amount” shall mean $0.

“Interest Period” shall mean, with respect to any Distribution Date, the period from and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date.

“Invested Amount” shall mean, on any date of determination, an amount equal to (a) the Initial Invested Amount plus (b) the aggregate principal amount of Increase Amounts pursuant to Section 4.02 on or prior to such date that were not reimbursed during the related Monthly Period pursuant to Section 4.03(ii) minus (c) the aggregate amount of principal payments made with respect to the Notes prior to such date pursuant to Section 4.05(b)(ii) minus (d) the amount by which the Invested Amount has been reduced on or prior to such date due to Investor Charge-Offs pursuant to Section 4.06(a); plus (e) the amount by which the Invested Amount has been increased on all prior Distribution Dates due to reimbursements of Investor Charge-Offs pursuant to Section 4.06(b) plus the amount by which the Invested Amount has been increased by the application of Series Post Payment Adjustment Amounts (if such amount is positive) on all prior Distribution Dates pursuant to Section 4.06(b); provided, however, that the Invested Amount shall not be reduced below zero.

“Investor Charge-Offs” shall have the meaning specified in Section 4.06.

“Investor Default Amount” shall mean, with respect to any Monthly Period, an amount equal to the product of (a) the Defaulted Amount for such Monthly Period and (b) the Floating Allocation Percentage for such Monthly Period.

“LIBOR” shall have the meaning specified in Section 4.07.

“LIBOR Determination Date” shall mean (i) June 21, 2002 for the first Interest Period and (ii) the second London Business Day prior to the commencement of the second and each subsequent Interest Period.

“London Business Day” shall mean any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

“Monthly Interest” shall mean an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (ii) the Note Interest Rate in effect with respect to the related Interest Period and (iii) the Principal Balance as of the close of business on the last day of the preceding Monthly Period (or, with respect to the initial Distribution Date, the Initial Invested Amount).

“Monthly Servicing Fee” shall have the meaning specified in Section 3.01.

“Net Purchase Requirement” shall mean with respect to any Business Day (a) the purchase price for Principal Receivables required to be paid by the Issuer to the Transferor with respect to such Business Day minus (b) the amount of Collections of Receivables which are allocable to any Series and available for the purchase of new Principal Receivables with respect to such Business Day plus (c) the aggregate amount of any Net Purchase Requirements which were not previously funded by the Purchasers to the extent such amounts were not funded for reasons other than a failure of a Secondary Purchaser to fund its obligations pursuant to this Agreement or the Note Purchase Agreement.

“Non-Conforming Terms Change Receivables” shall mean Receivables with respect to which (a) the Accounts Owner (i) fails to implement a change requested by CSG, LLC under the Accounts Ownership Agreement and (ii) fails to present documentation, within ten (10) Business Days after receiving such request for an Account change, evidencing the rights of such Accounts Owner to object to, and decline to implement, such change in accordance with the terms of Section 2.02 of the Accounts Ownership Agreement, and (b) the Servicer has notified the Purchaser and the Trust that CSG, LLC has determined to suspend purchases rather than seek injunctive relief with respect to such failure pursuant to such Section.

“Noteholder” shall mean the Person in whose name a Note is registered in the Note Register.

“Note Interest Rate” shall mean a per annum rate of 3.00% in excess of LIBOR as determined on the related LIBOR Determination Date with respect to each Interest Period.

“Note Purchase Agreement” shall mean the Note Purchase Agreement, dated as of June 25, 2002, among the Issuer, CSG, LLC, and the Secondary Purchasers and the Purchaser, and all amendments thereto.

“Notes” shall mean any one of the Series 2002-A Variable Funding Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

“Pre-Adjustment Invested Amount” shall mean on each Distribution Date (a) the Invested Amount as of the end of the prior Monthly Period minus (b) the amount by which the Investor Default Amount exceeds the amount of Available Finance Charge Collections allocated to fund such amount on such date minus (c) the amount of Reallocated Principal Collections on such date minus (d) the amount of principal paid to reduce the Invested Amount on such date plus (e) the amount of prior Investor Charge-Offs to be reimbursed on such date.

“Pre-Adjustment Transferor Amount” shall mean on each Distribution Date the Transferor Amount as of the end of the prior Monthly Period minus all Defaulted Amounts and Collections allocated to the Transferor Amount on the related Determination Date.

“Principal Balance” shall mean an amount equal to (a) the initial Invested Amount plus (b) the aggregate amount of the Increase Amounts of the Notes minus (c) all payments on the Notes pursuant to Section 4.03(ii) and Section 4.05(b)(iii).

“Principal Shortfall” shall have the meaning set forth in Section 4.08.

“Program Expenses” shall mean the product of (i) the fees and certain expenses of the Indenture Trustee, the Note Administrator, the Owner Trustee, the Certificate Administrator and the Certificate Trustee as specified in each of the related fee agreements with each such party and certain other program expenses, including any indemnity obligation of the Issuer, and (ii) a fraction, the numerator of which is the Invested Amount as of the last day of the immediately preceding Monthly Period (or with respect to the first Monthly Period, the Initial Invested Amount) and the denominator of which is the Invested Amount for Series 2002-1 and Series 2002-A.

“Purchasers” shall mean CSG, LLC, a Delaware limited liability company, together with its successors and permitted assigns and the Secondary Purchasers.

“Reallocated Principal Collections” shall mean, with respect to any Distribution Date, the amount of Available Principal Collections applied pursuant to Section 4.05(b)(i).

“Redemption Amount” shall mean with respect to any day an amount equal to (a) with respect to a Clean-up Call or Redemption upon Auction (i) the Principal Balance of the Notes plus any amounts due with respect to Program Expenses which are due but unpaid plus any accrued unpaid Monthly Servicing Fee (after giving effect to any deposits and distributions otherwise to be made on such day if such day is a Distribution Date) plus any Available Finance Charge Collections received prior to the effective date of the related Clean-up Call, Redemption Event Issuance or Redemption upon Auction, as applicable, in excess of the amount required to pay any due but unpaid Program Expenses and Monthly Servicing Fee or (ii) such lesser amount agreed to by the Noteholder or (b) with respect to a Redemption Event Issuance, (i) the amount required to reduce the Principal Balance of the Notes to zero or (ii) such lesser amount agreed to by the Noteholder other than with respect to Program Expenses and any accrued unpaid Monthly Servicing Fee.

“Redemption Event Issuance” shall have the meaning specified in Section 7.01(b).

“Redemption upon Auction” shall have the meaning specified in Section 7.01(c).

“Required Coverage Amount” shall have the meaning specified in Section 4.04.

“Reserve Account” shall have the meaning specified in the Reserve Account Agreement.

“Reserve Account Agreement” shall mean the Reserve Account Agreement dated as of June 25, 2002 between the Citibank, N.A., as Reserve Account Administrator and CSG, LLC.

“Secondary Purchaser” shall have the meaning specified in the Note Purchase Agreement.

“Series 2002-A” shall mean the Series of Notes the terms of which are specified in this Indenture Supplement.

“Series Post Payment Adjustment Amount” shall mean an amount equal to the product of (i) (a) the Pre-Adjustment Invested Amount relating to Series 2002-A divided by (b) the Pre-Adjustment Invested Amounts for all outstanding Series and (ii) the Trust Post Payment Adjustment Amount.

“Servicing Fee Rate” shall mean 5.00% per annum.

“Shared Principal Collections” shall mean Shared Principal Collections as defined and described in Section 8.05 of the Indenture; and amounts to be treated as Shared Principal Collections under this Supplement are described in Sections 4.05(b)(iv).

“Special VFN Allocation” shall mean on each Distribution Date an amount equal to the amount required to pay, after application of Section 4.05(b)(iii) of the Indenture Supplement relating to the Issuer’s Series 2002-1 on such Distribution Date, the outstanding principal balance of the Issuer’s Series 2002-1 Class A-1 Notes, Class A-2 Notes and Class A-3 Notes in full.

“Statement to Noteholders” shall have the meaning specified in Section 5.03.

“Transfer” shall have the meaning set forth in Section 8.07.

“Trust Post Payment Adjustment Amount” shall mean on each Distribution Date an amount (which may be positive or negative) equal to (i) the aggregate balance of Principal

Receivables and Finance Charge Receivables as of the end of the prior Monthly Period minus (ii) the sum of (x) the Pre-Adjustment Invested Amount for all Series and (y) the Pre-Adjustment Transferor Amount

(b) Each capitalized term defined herein shall relate to the Series 2002-A Notes and no other Series of Notes issued by the Trust, unless the context otherwise requires.  All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Indenture or the Transfer and Servicing Agreement.  In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture or the Transfer and Servicing Agreement, the terms and provisions of this Indenture Supplement shall govern.

(c) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Indenture Supplement shall refer to this Indenture Supplement as a whole and not to any particular provision of this Indenture Supplement; references to any Article, subsection, Section or Exhibit are references to Articles, subsections, Sections and Exhibits in or to this Indenture Supplement unless otherwise specified; and the term “including” means “including without limitation.”

[END OF ARTICLE II]

ARTICLE III

SERVICING FEE

Section 3.01.          Servicing Compensation.  The share of the Servicing Fee allocable to the Series 2002-A Noteholders with respect to any Distribution Date (the “Monthly Servicing Fee”) shall be equal to one-twelfth (or, with respect to the first Distribution Date, 5/360) of the product of (a) the Servicing Fee Rate, (b) the Floating Allocation Percentage and (c)(i) the sum of (A) the amount of Principal Receivables and Finance Charge Receivables on the first day of the Monthly Period preceding such Distribution Date (or, with respect to the first Distribution Date, the Closing Date) and (B) the amount of Principal Receivables and Finance Charge Receivables on the last day of the Monthly Period preceding such Distribution Date divided by (ii) two.

[END OF ARTICLE III]

ARTICLE IV

RIGHTS OF SERIES 2002-A NOTEHOLDERS
AND ALLOCATION AND APPLICATION OF COLLECTIONS

Section 4.01.          Collections and Allocations.

(a) Allocations.  Prior to the close of business on each Deposit Date, Collections of Finance Charge Receivables and Principal Receivables and Defaulted Receivables allocated to Series 2002-A pursuant to Article VIII of the Indenture shall be allocated and distributed as set forth in this Article.

(b) Allocations to the Series 2002-A Noteholders.  On each Deposit Date, the Servicer shall allocate to the Series 2002-A Noteholders the following amounts as set forth below:

(i)            Allocations of Finance Charge Collections.  The Servicer shall allocate to the Series 2002-A Noteholders and retain in the Collection Account on each Deposit Date for application as provided herein an amount equal to the product of (A) the Floating Allocation Percentage and (B) the aggregate amount of Collections of Finance Charge Receivables received by the Servicer and deposited to the Collection Account on such Deposit Date.

(ii)           Allocations of Principal Collections.  The Servicer shall allocate collections of Principal Receivables to the Series 2002-A Noteholders as provided herein in an amount equal to the product of (i) the Fixed Allocation Percentage and (ii) the aggregate amount of collections of Principal Receivables received by the Servicer and deposited to the Collection Account with respect to such Deposit Date.

Section 4.02.          Principal Balance Increases

(a) The Series 2002-A Noteholders agree, by acceptance of their Series 2002-A Notes, that the Servicer, acting on behalf of the Note Administrator, shall, from time to time, request the Noteholders to fund increases to the principal balance of their Notes on any Business Day (an “Increase Date”) in an aggregate amount equal to the Net Purchase Requirement with respect to such Business Day and the Noteholders hereby agree to fund such increases.  Each and every increase in the Principal Balance shall, however, be subject to the terms, conditions and restrictions set forth in the Note Purchase Agreement unless, with respect to any Noteholder, such Noteholder has waived any such terms, conditions and restrictions.  Any increase shall be made in accordance with the following procedures:

(i)            No later than 11:00 a.m. on any Business Day, the Note Administrator, upon receipt of timely instructions from the Servicer, shall withdraw such amounts as are available in the Reserve Account up to the Net Purchase Requirement for such day and remit such amounts to the Transferor on such Increase Date.

(ii)           To the extent additional funds are required to fund the Net Purchase Requirement after giving effect to the amounts to be remitted pursuant to clause (i) above, the Note Administrator upon receipt of instructions received no later than 11:00 a.m. on such Business Day from the Servicer shall notify CSG, LLC and the Transferor of the amount of any additional funds that are required to fund the Net Purchase Requirement.

(b) After giving effect to all remittances made by or on behalf of any Purchaser (including any Secondary Purchaser) with respect to the Net Purchase Requirement pursuant to Section 4.02(a) above, the Note Administrator, on the written instruction of the Servicer in accordance with the Note Purchase Agreement, shall promptly annotate the Note Register to reflect the Increase Amount with respect to each Note.

Section 4.03.          Daily Application of Collections; Reimbursement of Intra-Month Increase Amounts.  The Note Administrator, on the written instruction of the Servicer in accordance with the Note Purchase Agreement, shall with respect to each Business Day in a Monthly Period during the reinvestment period, special reinvestment period or partial reinvestment period of the Issuer’s Series 2002-1 Notes distribute Allocable Principal Collections and Allocable Finance Charge Collections on deposit in the Collection Account on such Business Day in the following order of priority:

(i)            to the Transferor, an amount equal to the product of (1) the Floating Allocation Percentage and (2) the sum of (A) the amount of all newly created Principal Receivables, other than Non-Conforming Terms Change Receivables, which are required to be funded on such Business Day plus (B) the amount of all Principal Receivables created on a prior Business Day during such Monthly Period which were not funded for any reason other than that such Principal Receivables were Non-Conforming Terms Change Receivables; and

(ii)           to the holders of the Notes, pro rata based on the outstanding principal balances of the Notes, an amount equal to the product of (a) the Floating Allocation Percentage and (b) aggregate amount of Increase Amounts that were funded during such Monthly Period and have not previously been reimbursed pursuant to this Section 4.03(ii) during such Monthly Period.

Section 4.04.          Required Coverage Amount.  With respect to each Distribution Date, the Note Administrator shall determine, based on the information provided to it by the Servicer no later than the Determination Date, the amount (the “Required Coverage Amount”), if any, by which (x) the sum of the amounts required pursuant to subsections 4.05(a)(i) and (ii) for such Distribution Date exceeds (y) the Allocable Finance Charge Collections for such Distribution Date and available to pay such amounts.

Section 4.05.          Application of Available Finance Charge Collections and Available Principal Collections.

(a) The Note Administrator shall apply, based on the information provided to it by the Servicer no later than the Determination Date, Available Finance Charge Collections with respect to each related Monthly Period in the following order of priority:

(i)            an amount equal to the Program Expenses for such Distribution Date plus the amount of any Program Expenses previously due but not distributed on a prior Distribution Date shall be distributed to the Indenture Trustee, Note Administrator, Certificate Administrator, and Certificate Trustee, as applicable, on the related Distribution Date;

(ii)           an amount equal to the Monthly Servicing Fee for such Distribution Date plus the amount of any Monthly Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, shall be distributed to the Servicer on the related Distribution Date;

(iii)          an amount equal to the Investor Default Amount for such Distribution Date shall be treated as Available Principal Collections for such Distribution Date and applied pursuant to clause (b) hereof;

(iv)          an amount equal to the Investor Charge-Offs with respect to the Notes which have not been previously reimbursed shall be treated as a portion of Available Principal Collections for such Distribution Date and shall be applied pursuant to clause (b) hereof;

(v)           an amount equal to Monthly Interest shall be paid to the Noteholders on the related Distribution Date; and

(vi)          the balance, if any, shall be paid to the Noteholders on the related Distribution Date.

(b) The Note Administrator shall apply, based on the information provided to it by the Servicer no later than the Determination Date, Available Principal Collections with respect to each related Monthly Period in the following order or priority:

(i)            an amount equal to the Required Coverage Amount shall be distributed on the related Distribution Date by the Note Administrator to fund the Required Coverage Amount, if any, in the priority set forth in subsections 4.05(a)(i) and (ii);

(ii)           if a Funding Event has occurred and has not been cured, an amount equal to the Special VFN Allocation will be made available to the Issuer’s Series 2002-1 and distributed on the related Distribution Date in accordance with the applicable Indenture Supplement;

(iii)          an amount equal to the unpaid Principal Balance shall be paid to the Noteholders on the related Distribution Date until the Principal Balance has been paid in full; and

(iv)          an amount equal to the Principal Shortfalls for all outstanding Series shall be treated as Shared Principal Collections and applied in accordance with Section 8.05 of the Indenture; and

(v)           the balance of such Available Principal Collections shall be paid to the O/C Holder.

Section 4.06.          Defaulted Amounts; Investor Charge-Offs.  (a) On each Determination Date, the Note Administrator shall calculate the Investor Default Amount, if any, for the related Distribution Date.  If, on any Distribution Date, the Investor Default Amount for the related Monthly Period exceeds the amount of Allocable Finance Charge Collections available to be distributed pursuant to Section 4.05(a)(iii) with respect to such Monthly Period, the Invested Amount shall be reduced by the amount of such excess, but not by more than the Investor Default Amount for such Distribution Date (together with the amounts described in the next sentence, an “Investor Charge-Off”).  Investor Charge-Offs will also include, and the Invested Amount shall be reduced by the amount of, Reallocated Principal Collections and any Series Post Payment Adjustment Amount (if such amount is negative).

(b)  The Invested Amount shall be increased on any Distribution Date by the amount of Allocable Finance Charge Collections with respect to the related Monthly Period which are allocated and available for that purpose pursuant to Section 4.05(a)(iv) (but not by an amount in excess of the aggregate unreimbursed Investor Charge-Offs) and by the Series Post Payment Adjustment Amount with respect to such Distribution Date (if such amount is positive).

Section 4.07.          Determination of LIBOR.

(a)  On each LIBOR Determination Date, the Note Administrator shall determine LIBOR (“LIBOR”) on the basis of the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date.  If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date shall be determined on the basis of the rates at which deposits in United States dollars are offered by at least two major banks, selected by the Servicer, at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period.  The Note Administrator shall request the principal London office of each of such two major banks to provide a quotation of its rate.  If at least two (2) such quotations are provided, the rate for that LIBOR Determination Date shall be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

(b)  On each LIBOR Determination Date, the Note Administrator shall notify the Servicer of LIBOR for the following Interest Period.

Section 4.08.          Shared Principal Collections.  Subject to Section 8.05 of the Indenture, Shared Principal Collections for any Distribution Date will be allocated to Series 2002-A in an amount equal to the product of (x) the aggregate amount of Shared Principal

Collections with respect to all Principal Sharing Series for such Distribution Date and (y) a fraction, the numerator of which is the Principal Shortfall for such Distribution Date and the denominator of which is the aggregate amount of Principal Shortfalls for all the Series which are Principal Sharing Series for such Distribution Date.  The “Principal Shortfall” for any Distribution Date will be equal to the Invested Amount after the application of all Collections other than Shared Principal Collections on such Distribution Date.

[END OF ARTICLE IV]

ARTICLE V

DELIVERY OF SERIES 2002-A NOTES;
DISTRIBUTIONS; REPORTS TO SERIES 2002-A NOTEHOLDERS

Section 5.01.          Delivery and Payment for the Series 2002-A Notes.  The Issuer shall execute and issue, and the Indenture Trustee shall authenticate, the Series 2002-A Notes in accordance with Section 2.03 of the Indenture.  The Note Administrator shall deliver the Series 2002-A Notes to or upon the order of the Issuer when so authenticated.

Section 5.02.          Distributions

(a)  On each Distribution Date, the Note Administrator shall distribute to the Series 2002-A Noteholders of record on the preceding Record Date (other than as provided in Section 11.02 of the Indenture), such Noteholders’ pro rata share of the collections of Finance Charge Receivables held by the Note Administrator that are allocated and available on such Distribution Date to be distributed to the Noteholders pursuant to this Indenture Supplement.

(b)  On each Distribution Date, the Note Administrator shall distribute to the Series 2002-A Noteholders of record on the preceding Record Date (other than as provided in Section 11.02 of the Indenture), such Noteholders’ pro rata share of the amounts held by the Note Administrator that are allocated and available on such Distribution Date to pay principal on the Notes pursuant to this Indenture Supplement up to a maximum amount on any such date equal to the outstanding principal balance on such date with respect to the Notes.

(c)  The distributions to be made pursuant to this Section 5.02 are subject to the provisions of Sections 2.06, 6.01 and 7.01 of the Transfer and Servicing Agreement, Section 11.02 of the Indenture and Section 7.01 of this Indenture Supplement.

(d)  Except as provided in Section 11.02 of the Indenture with respect to a final distribution, distributions to Series 2002-A Noteholders hereunder shall be made by (i) wire transfer in immediately available funds and (ii) without presentation or surrender of any Series 2002-A Note or the making of any notation thereon.

Section 5.03.          Reports and Statements to Series 2002-A Noteholders.

(a)  On each Determination Date, the Servicer will provide to the Note Administrator the information (in electronic format acceptable to the Note Administrator) necessary for the Note Administrator to prepare, based on such written information, and provide to the Rating Agencies on each Distribution Date, statements, substantially in the form of Exhibit B hereto (each, a “Statement to Noteholders”), setting forth certain information relating to the Trust and Series 2002-1.

(b)  On or before January 31 of each calendar year, beginning with calendar year 2003, the Note Administrator shall prepare and furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2002-A Noteholder, a statement containing the information which is required to be contained in the statement to Series 2002-A

Noteholders as set forth in paragraph (a) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2002-A Noteholder.

[END OF ARTICLE V]

ARTICLE VI

SERIES 2002-A VOTING

Section 6.01.          Voting in Event of Default.  For purposes of the voting provisions set forth in Article V of the Indenture, the Notes shall be deemed the Class A Notes of Series 2002-A.

[END OF ARTICLE VI]

ARTICLE VII

REDEMPTION OF SERIES 2002-A NOTES; FINAL DISTRIBUTIONS; SERIES
TERMINATION

Section 7.01.          Clean-up Call; Redemption Event Issuance; Redemption upon Auction; Final Distributions

(a)  On any day occurring on or after the date on which the Invested Amount of the Notes is reduced to 10% of the highest Invested Amount on any prior day and it is determined that continued servicing would be administratively burdensome, the Servicer shall have the option to repurchase the Series 2002-A Notes (a “Clean-up Call”) at a purchase price equal to the Redemption Amount.  The Servicer shall give the Note Administrator, the Indenture Trustee and the Note Purchaser at least thirty (30) days prior written notice of the date on which the Servicer intends to exercise such optional redemption.

(b)  The Issuer shall pay to the Noteholders (a “Redemption Event Issuance”) an amount equal to the Redemption Amount upon the occurrence of a Redemption Event Issuance of the Issuer’s Series 2002-1 Notes.

(c)  The Issuer shall redeem the Notes (a “Redemption upon Auction”) at a price equal to the Redemption Amount upon the occurrence of a Redemption upon Auction of the Issuer’s Series 2002-1 Notes.

(d)  Not later than 9:00 a.m., New York City time, on the day on which a Clean-up Call, Redemption Event Issuance or Redemption upon Auction, the Note Administrator shall deposit into the Collection Account in immediately available funds the Redemption Amount.  Any Clean-up Call, Redemption Event Issuance or Redemption upon Auction is subject to payment in full of the Redemption Amount.  Following such deposit into the Collection Account in accordance with the foregoing, the Invested Amount for Series 2002-A shall be reduced to zero and the Series 2002-A Noteholders shall have no further security interest in the Receivables.  The Redemption Amount shall be distributed as set forth in subsection 7.01(e).

(e)  With respect to the Redemption Amount deposited into the Collection Account pursuant to Section 7.01(d), the Note Administrator shall, in accordance with the written direction of the Servicer, on the related Distribution Date, make deposits or distributions of the following amounts (in the priority set forth below and, in each case, after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds:  the portion of the Redemption Amount representing Available Finance Charge Collections received prior to the effective date of the Clean-up Call, Redemption Event Issuance or Redemption upon Auction, as applicable, but not previously distributed shall be applied first to pay any amounts due but unpaid with respect to Program Expenses, then to pay any amounts due but unpaid with respect to the Monthly Servicing Fee, and then any remaining Available Finance Charge Collections shall be paid to the Noteholders.

Notwithstanding anything to the contrary in this Indenture Supplement, the Indenture or the Transfer and Servicing Agreement, all amounts distributed to the Note Administrator pursuant to subsection 7.01(e) for payment to the Series 2002-A Noteholders shall be deemed distributed in full to the Series 2002-A Noteholders on the date on which such funds are distributed to the Note Administrator pursuant to this Section 7.01 and shall be deemed to be a final distribution pursuant to Section 11.02 of the Indenture.

[END OF ARTICLE VII]

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01.          Ratification of Indenture.  As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument.

Section 8.02.          Counterparts.  This Indenture Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

Section 8.03.          Governing Law.  THIS INDENTURE SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.04.          Private Placement of Series 2002-A Notes; Form of Delivery of Series 2002-A Notes.

(a)  The Series 2002-A Notes have not been registered under the Securities Act or any state securities law.  No transfer of any Series 2002-A Note shall be made except to the Purchaser or in accordance with the terms of the Note Purchase Agreement and either (i) pursuant to an effective registration under the Securities Act and applicable state securities or “blue sky” laws or (ii) in a transaction exempt from the registration requirements of the Securities Act and applicable state securities or “blue sky” laws, to (A) a person who the transferor reasonably believes is a Qualified Institutional Buyer within the meaning thereof in Rule 144A under the Securities Act that is aware that the resale or other transfer is being made in reliance on Rule 144A, (2) a person who is an accredited investor as defined in Rule 501(a) under the Securities Act or (3) an institution which has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment therein.  The Series 2002-A Notes shall bear legends to the effect set forth in Exhibit A.  None of the Transferor, the Transfer Agent and Registrar, the Owner Trustee, the Indenture Trustee or the Note Administrator is obligated to register the Series 2002-A Notes under the Securities Act or any other securities or “blue sky” law or to take any other action not otherwise required under this Indenture Supplement, the Indenture or the Transfer and Servicing Agreement to permit the transfer of Series 2002-A Notes without registration or as described above.

(b)   The Series 2002-A Notes shall be Definitive Notes and shall be delivered as Registered Notes as provided in Section 2.03 of the Indenture.

Section 8.05.          Successors and Assigns.  This Indenture Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, except that the Issuer may not assign or transfer any of its rights under this Indenture Supplement without the prior written notice to each Rating Agency.

Section 8.06.          [Reserved]

Section 8.07.          Transfer of the Notes.  Notwithstanding anything to the contrary in this Indenture Supplement, no interest in a Note may be directly or indirectly sold, conveyed, assigned, hypothecated, pledged, participated, exchanged or otherwise transferred (each a “Transfer”) (other than in connection with its initial issuance to the Issuer) except to a Person who is a “United States person” for United States federal income tax purposes and only upon the prior delivery of a Tax Opinion to the Indenture Trustee and the Note Administrator, and any such transfer in violation of these requirements shall be null and void ab initio.

Section 8.08.          Limitation of Liability.  Notwithstanding any other provision herein or elsewhere, this Indenture Supplement has been executed and delivered by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust.  In no event shall Wilmington Trust Company in its individual capacity have any liability in respect of the representations, warranties, or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Trust, and for all purposes of this Agreement and each other document, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

[END OF ARTICLE VIII]

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

CSGQ Trust, as Issuer

By:	Wilmington Trust Company
not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title

U.S. Bank National Association,
as Indenture Trustee

By:
Name:
Title

CITIBANK, N.A.,
as Note Administrator

By:
Name:
Title

Acknowledged and Accepted:

COMPUCREDIT CORPORATION,

as Servicer

By:
Name:
Title:

PACCT, LLC,

as Transferor

By:
Name:
Title:

EXHIBIT A

FORM OF
SERIES 2002-A VARIABLE FUNDING NOTE

EXHIBIT B

FORM OF STATEMENT TO NOTEHOLDERS